Exhibit 10.1




Key for Confidential Portion of Material Filed
----------------------------------------------

**** Text omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The complete agreement, containing such text, has been filed separately with the Securities and Exchange Commission. A total of 3 pages of text has been omitted pursuant to the confidential treatment request.

                           LICENSING AND DISTRIBUTION

                                    AGREEMENT


                                 BY AND BETWEEN




                              CITRIX SYSTEMS, INC.


                                       AND


                                V-ONE CORPORATION




                                  JUNE 12, 2000




                                  CONFIDENTIAL
                                  ============

                      LICENSING AND DISTRIBUTION AGREEMENT
                      ------------------------------------

This Licensing and Distribution Agreement ("AGREEMENT") is made and entered into this 12th day of June, 2000 (the "EFFECTIVE DATE"), by and between Citrix Systems, Inc., a Delaware corporation with a place of business at 6400 N.W. 6th Way, Fort Lauderdale, Florida 33309 ("CITRIX") and V-ONE Corporation, a Delaware corporation with a place of business at 20250 Century Boulevard, Suite 300, Germantown, Maryland 20874 ("V-ONE").

                                    RECITALS
                                    --------

         WHEREAS, V-ONE owns the V-ONE SmartGate product and related documents and supporting software; and

         WHEREAS, V-ONE intends to appoint Citrix as a non-exclusive distributor of the Product (as hereinafter defined) and related documents and supporting software and provider of certain support services on a worldwide basis, all pursuant to the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the foregoing and as follows:

                               ARTICLE 1--GENERAL
                               ------------------

1.1 SCOPE OF RELATIONSHIP. Citrix has the right to promote, market, sublicense (on a perpetual or limited-term basis) and distribute (collectively, "DISTRIBUTE" or "DISTRIBUTION") the Product (as defined herein) on a worldwide basis ("TERRITORY"), consistent with the terms and conditions contained herein. The parties shall provide support and maintenance services for the Product as more fully described in SECTION 4.2 consistent with the terms and conditions contained herein.

1.2 DEFINITIONS. Capitalized terms used herein shall have the meanings ascribed to them in the body of this Master Agreement and/or in the attached Schedules, Exhibits, Attachments, Addenda and other documents attached hereto, or as defined in SCHEDULE 1.2.

1.3 CONFLICTS IN INTERPRETATION. The following order of precedence shall be followed in resolving any inconsistencies between the terms of this Agreement and the terms of any Schedules, Exhibits, Attachments, Addenda and other documents attached hereto: (a) first, the terms contained in the body of this Agreement; and (b) second, the terms of the Schedules, Exhibits, Attachments and Addenda to this Agreement, provided that no order of precedence shall be applied among such Schedules, Exhibits, Attachments and Addenda.

                    ARTICLE 2--RIGHTS, USES AND RESTRICTIONS
                    ----------------------------------------

2.1      PRODUCT LICENSE.

         2.1.1 LICENSE TO USE. V-ONE grants a non-exclusive, limited-term, no fee license to Citrix to (a) use, copy, display or import the Product within the Territory for the purposes of: (i) marketing, promoting and conducting demonstrations of the Product; (ii) training users on and with the Product;
(iii) providing support for the Product consistent with the terms of this Agreement; and (iv) Citrix's internal business purposes; and (b) modify and prepare derivative works of the Product solely for the purpose of integrating operation of the Product with Citrix's products; provided, however that neither Citrix nor its distributors may modify any portion of the code licensed by V-ONE from RSA Data Security, Inc. ("RSA") (the code licensed to V-ONE by RSA is hereinafter referred to as "RSA CODE") or any portion of the PKI Developers Toolkit licensed to V-ONE by Baltimore Technologies Ltd ("BALTIMORE"). (The PKI Developers Toolkit is hereinafter referred to as "BALTIMORE CODE").

         2.1.2 LICENSE TO DISTRIBUTE. V-ONE grants to Citrix the right to Distribute the Product, including, without limitation, the right to sublicense the Product, as part of a stand-alone or bundled offering, on a perpetual or limited-term basis, directly or indirectly, through Third Party original equipment manufacturers, distributors and resellers, for use by end users ("END USERS") throughout the Territory. Citrix shall, by written agreement, prohibit any person or entity to whom it licenses or distributes the Product from: (a) adding substantial functionality or value to the Product; and (b) private labeling the Product.

         2.1.3 LICENSE TO DEMONSTRATION COPIES. V-ONE grants to Citrix the right to provide to Third Parties copies of the Product for non-commercial use ("DEMONSTRATION COPIES") consistent with the means and methods Citrix exercises in its treatment of its demonstration copies for the Citrix MetaFrame product.

         2.1.4 RESTRICTIONS. Except as expressly permitted under this Agreement, Citrix shall not disassemble, reverse compile, reverse engineer or otherwise translate the Product licensed hereunder; provided, however, that Citrix shall have the right to change, alter, modify and adapt the Source Code, except any RSA Code and Baltimore Code, (and compile such modified Source Code, except any RSA Code and Baltimore Code) if the Source Materials are released to Citrix in accordance with the terms of the Source Code Escrow Agreement. Citrix shall not export or re-export the Product, directly or indirectly, either to: (i) any countries, governments or entities that are subject to the United States' export restrictions (currently including, without limitation, Cuba, the Federal Republic of Yugoslavia (Serbia and Montenegro), Iran, Iraq, Libya, North Korea, and Syria); or (ii) any End User who has been prohibited from participating in the United States' export transactions by any federal agency of the United States.. Citrix shall not license or distribute any RSA Code or Baltimore Code as a stand alone product. The Product, V-ONE Enhancements, Citrix Improvements, and all modifications to the Product will be designed to ensure that: (a) the security functions of the RSA Code may only be accessed by the functionality of the Product so that the RSA Code shall not be directly accessible to End Users or to software products other than the Product; and (b) application programming interfaces for the Baltimore Code shall not be directly exposed or passed through. Neither Citrix nor its distributors or licensees shall remove or destroy any proprietary trademarks or copyright markings or confidentiality legends placed on or contained within the Product or any related materials or Documentation. Any license from Citrix or any of its distributors to the United States Government or an agency thereof will state that the Product is subject to limited rights in technical data and restricted rights applicable to commercial computer software developed entirely at private expense and that any associated documentation will include a restricted rights legend conforming to the Federal Acquisition Regulations (FARs) or the Department of Defense Federal Acquisition Regulations Supplement (DFARS), as applicable, then in effect that apply to software developed entirely at private expense. Citrix shall indemnify V-ONE for any breach of the obligations set forth in this Section by Citrix.

         2.1.5 V-ONE'S OWNERSHIP RIGHTS RESERVED. Except for the rights granted in this Article, no title, ownership or intellectual property rights to the Product including, without limitation, all copyrights, trade secrets and any other intellectual property and proprietary rights, and all copies thereof, are transferred to Citrix under this Agreement. This Agreement does not grant Citrix any proprietary rights in or to the Product. Except for Citrix's related proprietary rights identified in SECTION 8.5, V-ONE and its third party licensors shall retain all rights in the Product and in any and all related intellectual property rights.

         2.1.6 SOURCE CODE ESCROW AGREEMENT. V-ONE shall deposit Source Code and other Source Material for all Products (excluding such items for the RSA Code and Baltimore Code), including, without limitation, a current version of the Product within twenty (20) calendar days of the Effective Date and subsequent versions of the Product as such subsequent versions are provided to Citrix, pursuant to the terms of the Source Code Escrow Agreement ("SOURCE CODE ESCROW AGREEMENT") attached as EXHIBIT 1 hereto, a copy of which shall be executed by the parties concurrently with the parties' execution of this Agreement. In addition, V-ONE shall deposit a written description of all modifications, if any, made to the RSA Code, Baltimore Code or other third party software embedded in the Product for such RSA Code, Baltimore Code or other third party software to function with the Product. The Source Code Escrow Agreement is supplementary to this Agreement. **** Such Source Code Escrow Agreement provides for the release of all Source Materials in the event of bankruptcy of V-ONE or V-ONE's failure to support the Product all in accordance with the terms contained in the Source Code Escrow Agreement. In the event of a release of Source Materials under the Source Code Escrow Agreement for any reason, Citrix shall be limited to use of such Source Materials consistent with the terms and conditions of this Agreement. V-ONE's obligations under this Section shall survive for two (2) years following expiration or termination of this Agreement.

2.2      CITRIX PRODUCT LICENSE.

         2.2.1 LICENSE GRANT. Each Citrix Product may include certain software in source code form ("SOURCE CODE FRAGMENTS"). Consistent with the terms and conditions contained in this Agreement, Citrix grants to V-ONE a nonexclusive and nontransferable license to modify, delete, or replace these Source Code Fragments within each Citrix Product or, if applicable, to use the ICA 3.0 materials solely in order to develop Citrix Improvements. No other rights to any Citrix Product, including, without limitation, its source code, are granted.

          2.2.2 OWNERSHIP RIGHTS RESERVED.  Except as expressly  provided for in
SECTION 2.2.1, V-ONE shall not make modifications to, distribute, sublicense, decompile, reverse engineer or otherwise decode or alter the Citrix Products. No title, ownership or intellectual property rights to the Citrix Product including, without limitation, all copyrights, trade secrets and any other intellectual property and proprietary rights, and all copies thereof, are transferred to V-ONE under this Agreement. This Agreement does not grant V-ONE any proprietary rights in or to the Citrix Product.

2.3      LICENSE TO MARKS.

         2.3.1 GENERAL. V-ONE grants to Citrix a non-exclusive, limited-use license to use or sublicense the trademarks and service marks of V-ONE, RSA and Baltimore related to V-ONE and the Products (collectively, the "MARKS") consistent with V-ONE's trademark use policy ("TRADEMARK USE POLICY") a copy of which is attached hereto as SCHEDULE 2.3.1, at the sole discretion of Citrix. Such Marks may be used or sublicensed for any and all purposes consistent with the terms of this Agreement, including, without limitation, on or in any promotional items related to the Products, all containers and packaging used by Citrix for the Products as well as any brochures, diskettes related to the Product and any press releases or announcements related to this Agreement.

         2.3.2 OWNERSHIP RIGHTS RESERVED. Citrix shall not have any right, title or interest in the Marks. V-ONE represents and Citrix acknowledges that V-ONE or its third party licensors owns the Marks and agrees that, at any time during or after the termination of this Agreement, Citrix shall not assert, claim any interest in or engage in any activity that may adversely affect the validity of the Marks.

         2.3.3 NO CONTINUING RIGHTS UPON TERMINATION. Upon termination of this Agreement for any reason, Citrix and any of its sublicensors, immediately shall cease all display, advertising and use of the Marks and thereafter shall not use, sublicense, advertise or display the Marks or any part thereof.

                             ARTICLE 3--DISTRIBUTION
                             -----------------------

3.1      DISTRIBUTION; DEMONSTRATION COPIES.

         3.1.1 GENERAL. Citrix has the right to Distribute the Product, consistent with the terms of SECTION 2.1.2, as determined by Citrix in its sole discretion. V-ONE shall support Citrix's Distribution efforts consistent with the terms of this Agreement. Each party will bear its own costs and expenses incurred in connection with the Distribution of the Product, provided, however, that V-ONE shall only incur costs and expenses related to its distribution of the Product to Citrix.

         3.1.2 DEMONSTRATION COPIES. Citrix has the right to provide Demonstration Copies of the Product, consistent with the terms of SECTION 2.1.3, as determined by Citrix in its sole discretion. Such Demonstration Copies shall be provided without the imposition of any royalties, fees or charges of any kind.

         3.1.3 LICENSE AGREEMENTS. Citrix and/or its distributors shall provide the Product to End Users only upon such End User's execution of a license agreement ("LICENSE AGREEMENT") which shall incorporate the minimum license terms contained in SCHEDULE 3.1.3 attached hereto.

3.2 FULFILLMENT. No later than six (6) weeks after the Effective Date, V-ONE shall provide to Citrix no less than three (3) copies of each Product on three (3) master cds ("MASTER CDS"). V-ONE shall replace any or all defective Master CDs promptly upon receipt of written notice from Citrix. V-ONE shall promptly provide Citrix with a new set of Master CDs containing any New Releases of the Products or Products containing V-ONE Enhancements or Citrix Improvements when generally released by V-ONE. Citrix shall produce, manufacture, package and distribute the Products, in its sole discretion, consistent with the terms of this Agreement, provided, however, that the Products, the Product packaging, the Documentation and marketing materials shall bear V-ONE, RSA or Baltimore proprietary notices, as applicable, and Citrix shall attribute V-ONE's, RSA's and Baltimore's contribution to the Product in accordance with the attribution guidelines attached hereto as SCHEDULE 3.2.

3.3 MARKETING MATERIALS. Upon Citrix's request, V-ONE will provide electronic copies: (a) of Documentation; and (b) of sales literature and marketing materials in languages native to the nations identified in SCHEDULE
4.1.2 and any additional languages upon mutual agreement of the parties at no additional costs to Citrix. V-ONE hereby grants to Citrix the right to use, alter and reproduce such Documentation, sales literature and marketing materials in Citrix's sole discretion consistent with V-ONE's Trademark Use Policy, provided that Citrix shall make no representations relating to the functionality of the Product beyond the representations contained in the standard Product Documentation provided by V-ONE.

3.4 TERRITORIAL RESTRICTIONS, EXPORT CONTROL. Citrix shall be responsible for compliance with the export control laws and regulations and when required by such laws and regulations shall obtain, at Citrix's or End User's sole cost and expense, validated export and re-export licenses required for Product, services and technical data delivered hereunder ("EXPORT MATERIALS"). V-ONE shall cooperate in obtaining any necessary Export Materials, including, without limitation, providing export control classification numbers for the Product.

                  ARTICLE 4--DEVELOPMENT, SUPPORT AND PERSONNEL

4.1 PRODUCT DEVELOPMENT. V-ONE and Citrix agree that joint planning, cooperation and experienced personnel are necessary to improve and enhance the Product. Accordingly, during the Term of this Agreement Citrix and V-ONE shall cooperate and work together as may be reasonably necessary to further develop and improve the Product, including, but not limited to the following:

         4.1.1 PRODUCT. V-ONE shall modify its existing V-ONE SmartGate product (including related Documentation and supporting software) to conform with the specifications ("SPECIFICATIONS") and release schedule described in SCHEDULE
4.1.1 attached hereto to create the product ("PRODUCT") and submit each alpha, beta and gold master candidates releases of such Product for testing in accordance with SECTION 4.1.4.

         4.1.2 V-ONE ENHANCEMENTS. V-ONE shall continually enhance the Products by integrating V-ONE enhancements ("V-ONE ENHANCEMENTS") into the Products consistent with: (a) the Specifications, V-ONE enhancement requirements and release schedule contained in SCHEDULE 4.1.2 attached hereto; and (b) any additional specifications, enhancement requirements and release schedules jointly agreed to by the parties. V-ONE shall notify Citrix no less than ninety
(90) calendar days prior to the scheduled release of gold master candidate releases of any Product containing a V-ONE Enhancement for testing in accordance with SECTION 4.1.4.

         4.1.3 CITRIX IMPROVEMENTS. V-ONE shall improve the Products for Citrix by integrating Citrix improvements ("CITRIX IMPROVEMENTS") into the Products consistent with: (a) the Specifications, Citrix improvement requirements and release schedule contained in SCHEDULE 4.1.3 attached hereto; and (b) any additional specifications, improvement requirements and release schedules jointly agreed to by the parties. V-ONE shall notify Citrix no less than ninety
(90) calendar days prior to the scheduled release of gold master candidate releases of any Product containing a Citrix Improvement for testing in accordance with SECTION 4.1.4.

         4.1.4 PRODUCT TESTING. Citrix shall have the right to test: (a) each alpha, beta and gold master candidate releases of the Product against the Specifications; and (b) each alpha, beta and gold master candidate releases of the Product, which includes a V-ONE Enhancement and/or a Citrix Improvement, prior to Distribution of such Product. V-ONE shall use its best efforts to provide written notice to Citrix within fourteen (14) calendar days prior to the completion of development of any gold master candidate release of the Product ("TEST PRODUCT"). Upon the completion of development of the Test Product V-ONE shall provide Citrix with: (c) written results and documentation regarding V-ONE's testing procedure for the Test Product; and (d) access to such Test Product at the location identified by Citrix for fourteen (14) calendar days for Citrix to test such Test Product. Citrix shall review such Test Product and either indicate its acceptance of such Test Product or provide to V-ONE a written description of any failure of the Test Product to conform to the requirements included in SCHEDULE 4.1.1, 4.1.2 and 4.1.3, as applicable. Following receipt of such written description from Citrix, V-ONE shall use its best efforts, within fourteen (14) calendar days, to implement changes to such Test Product based on such written description and re-submit the Test Product to Citrix for its review. This process shall repeat as reasonably necessary until a final version of the Test Product has been developed and accepted by Citrix. "ACCEPTANCE" shall occur when a final version of the Product is developed by V-ONE in accordance with SECTION 4.1.1 and such Product is accepted by Citrix in accordance with the terms of this Section. ****

         4.1.5 NEW RELEASES. V-ONE shall continue to enhance the Product producing new releases ("NEW RELEASES") of the Product for all End Users in its ordinary course of business. V-ONE shall notify Citrix no less than ninety (90) calendar days prior to the release of any New Releases, provided, however, that in the event that V-ONE makes minor improvements to the Product, instead of such ninety (90) calendar day notice, V-ONE shall only be required to provide prompt notice to Citrix as soon as reasonably practicable before the release of such minor improvements to the Product. V-ONE shall make such New Releases available to Citrix as such New Releases are made available to any of V-ONE's other distributors.

4.2 SUPPORT AND MAINTENANCE SERVICES. Citrix and V-ONE shall provide maintenance services and support services for all Products licensed to or Distributed by Citrix all in accordance with the terms and conditions set forth in SCHEDULE 4.2. **** V-ONE shall also provide Updates and Upgrades to Citrix for the Products as they are made available to V-ONE's customers generally. V-ONE's obligations under this Section shall survive for two (2) years following expiration or termination of this Agreement.

4.3 V-ONE PERSONNEL. V-ONE shall provide three (3) qualified personnel acting as independent contractors ("V-ONE PERSONNEL") for the fees identified in
SCHEDULE 4.3 (the "V-ONE PERSONNEL FEE"), to assist Citrix in the performance of its obligations under this Agreement, including, without limitation, assisting in Product development, marketing and support. The initial start date, Citrix location and identity of the V-ONE Personnel shall be mutually agreed upon by the parties. The V-ONE Personnel shall work at Citrix locations under the direction of Citrix in Citrix's sole discretion in accordance with the V-ONE Personnel requirements ("V-ONE PERSONNEL REQUIREMENTS") contained in SCHEDULE 4.3, provided however, that all V-ONE Personnel shall remain employees of V-ONE at all times. V-ONE shall retain sole responsibility for the employment, supervision and control of all V-ONE Personnel, including, without limitation, payment of salary, withholding taxes, worker's compensation coverage, disability and all other employment benefits and V-ONE shall indemnify, defend, protect and hold harmless Citrix for any employment-related claims, brought by any V-ONE Personnel, except to the extent that such claims are the result of actionable conduct by Citrix personnel.

         4.3.1 REMOVAL OR REPLACEMENT OF V-ONE PERSONNEL BY CITRIX. Citrix may terminate its use of any or all of the V-ONE Personnel upon thirty (30) calendar days written notice to V-ONE and the V-ONE Personnel Fee shall be reduced or eliminated accordingly. Citrix shall have the right to require V-ONE to replace any V-ONE Personnel whom Citrix deems to be unfit or otherwise unsatisfactory to perform their duties. If necessary, V-ONE shall act to replace such V-ONE
Personnel immediately. Without limiting the foregoing, designated representatives from each party shall use their best efforts to meet to discuss the request and any alternative solutions during the forty-eight (48) hour period immediately following Citrix's notice to V-ONE of such request for replacement. Race, gender, age, religion, national origin and other legally prohibited characteristics shall not be valid grounds for any such request by Citrix.

         4.3.2 REMOVAL/REASSIGNMENT BY V-ONE. V-ONE shall not remove or temporarily reassign the V-ONE Personnel without using its best efforts to provide at least ten (10) days prior written notice to Citrix. Unless otherwise agreed to by Citrix, if V-ONE replaces or reassigns any V-ONE Personnel as permitted hereunder, the proposed replacement personnel shall possess comparable experience and training as the individual whom V-ONE proposes to replace. V-ONE shall use its best efforts to ensure that at no time shall there be a vacancy of more than five (5) calendar days among the V-ONE Personnel unless otherwise agreed to by the parties in writing. Provided any replaced V-ONE Personnel remain in the employ of V-ONE, such individual shall continue to be available by telephone to answer any questions related to this Agreement.

4.4 CITRIX PERSONNEL TRAINING. V-ONE shall train Citrix personnel for no additional fees in accordance with the training program and schedule contained in SCHEDULE 4.4.

                         ARTICLE 5--PAYMENT AND PRICING
                         ------------------------------

****

                              ARTICLE 6--WARRANTIES
                              ---------------------

6.1 SOFTWARE FUNCTIONALITY WARRANTY; MEDIA WARRANTY. V-ONE represents and warrants to Citrix that the Products provided under this Agreement shall function without defect in accordance with the applicable Specifications and Documentation and that the media related to the Master CD shall be free from defects in materials and/or workmanship.

6.2 DOCUMENTATION WARRANTY. V-ONE represents and warrants to Citrix that it has provided to Citrix all Documentation for the Product and that such Documentation is detailed and complete and accurately describes the functional and operational characteristics of the Product. V-ONE further represents and warrants that it will provide to Citrix updated versions of all such
Documentation when it provides to Citrix V-ONE Enhancements or Citrix Improvements to the Products and that all such updated Documentation will be complete and accurate and will be at least as detailed as the Documentation issued to Citrix with the initial version of the Product.

6.3 DISABLING CODE WARRANTY. V-ONE represents and warrants to Citrix that the Product does not contain and will not receive from V-ONE's data transmission via modem or any other V-ONE medium any virus, worm, trap door, back door, timer, clock, counter or other limiting routine, instruction or design that would erase data or programming or otherwise cause the Product to become inoperable or incapable of being used in the full manner for which it was designed and created (collectively, a "DISABLING CODE"). In the event a Disabling Code is identified, V-ONE shall take all steps necessary, at no additional cost to Citrix, to: (a) restore and/or reconstruct any and all data lost by Citrix or an End User as a result of such Disabling Code; and (b) furnish new copies of the Products without the presence of Disabling Codes.

6.4 EXPORT CLASSIFICATION WARRANTY. V-ONE represents and warrants that the Software is classified under the Department of Commerce Export Administration Regulations and the Department of State Regulations and that all export control classification numbers provided to Citrix for the Product pursuant to the terms set forth in SECTION 3.4 are complete, accurate and in accordance with the above-listed regulations.

6.5 SERVICES WARRANTY. V-ONE represents and warrants to Citrix that it shall perform all services required by this Agreement in accordance with industry practices and standards generally applicable to such services, which in no event shall be less than performance of such services with a reasonable standard of care.

6.6 INTELLECTUAL PROPERTY WARRANTY; COPYRIGHT QUESTIONNAIRE WARRANTY. Except as expressly described in SCHEDULE 6.6 attached hereto, V-ONE is the sole and exclusive owner with all right, title and interest in and to (free and clear of any liens or other interests) the Product. V-ONE has sole and exclusive rights to the use of the Product, subject to existing licenses and sublicenses, and V-ONE is not contractually obligated to pay any compensation to any third party for the use of the Product. No claims with respect to the Product have been asserted or, are threatened by any person, including without limitation (a) to the effect that the design, development, manufacture, sale, licensing or use of the Product infringes any copyright, patent, trademark, service mark or trade secret of any third party, (b) against the use by V-ONE of the Product as currently used or as proposed to be used by V-ONE, (c) challenging the ownership, validity or effectiveness of any part of the Product, or (d) that any person other than V-ONE has any ownership or economic interest in the Product. All copyrights held by V-ONE in the Product are valid and subsisting in the jurisdictions in which they are used or registered. To the knowledge of V-ONE there is no unauthorized use, infringement or misappropriation of the Product by any third party, including any employee, former employee, consultant, distributor or customer of V-ONE. In connection with V-ONE' design, development, manufacture, sale, licensing or use of the Product, there is no infringement liability (choate or inchoate) with respect to, or infringement or violation by, V-ONE of any copyright or trade secret of another person. The Product is not subject to any outstanding order, judgment, decree, stipulation or, with the exception of a license from RSA Data Security, Inc. to V-ONE, an agreement restricting in any manner the sale or licensing thereof by V-ONE. There is no outstanding order, judgment, decree or stipulation binding on V-ONE regarding the Product, and V-ONE is not a party to or bound by any agreement (except for the RSA license and Baltimore license) restricting the delivery or license of the Product. V-ONE has delivered a true and accurate Certificate of Originality and Copyright Questionnaire ("CERTIFICATE OF ORIGINALITY AND COPYRIGHT
QUESTIONNAIRE") to Citrix, which is attached hereto as SCHEDULE 6.6. These warranties shall survive the expiration or termination of this Agreement.

6.7 WARRANTY OF AUTHORITY. Each party represents and warrants to the other that it has the right to enter into this Agreement. V-ONE further represents and warrants that there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements (whether written, oral or implied) that are inconsistent with this Agreement and the rights granted or transferred herein. This warranty shall survive the expiration or termination of this Agreement.

6.8 NO INVESTIGATIONS OR LITIGATION. There is not, nor has there been at any time during the past three years, pending or, to the knowledge of V-ONE, threatened any action, suit, investigation or proceeding (or any basis therefor) contesting the validity, ownership or right to use, sell, license, transfer or otherwise dispose of the portions of the Product developed by V-ONE or alleging infringement arising therefrom, nor has V-ONE learned that any person is or has been in the past asserting that any ownership, use, license, production, development, manufacture, marketing, distribution, lease, sale or other disposition of the portions of the Product developed by V-ONE conflicts or will conflict with the rights of any other person.

6.9 CHANGE OF CONTROL WARRANTY. V-ONE represents and warrants to Citrix that no change of control ("CHANGE OF CONTROL") with respect to V-ONE is being considered, planned or pending by the Board of Directors, shareholders or management of V-ONE or by any affiliate of V-ONE.

6.10 MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty by V-ONE that is contained in this Agreement or in any Schedule, Exhibit or other Attachment hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements and facts contained herein or therein not materially misleading.

6.11 WARRANTY DISCLAIMER. THE WARRANTIES SET FORTH IN THIS AGREEMENT AND IN ANY PROCUREMENT DOCUMENTS ARE THE PARTIES ONLY WARRANTIES AND NO OTHER WARRANTY, EXPRESS OR IMPLIED, WILL APPLY. EXCEPT AS OTHERWISE PROVIDED FOR HEREIN, V-ONE SPECIFICALLY EXCLUDES THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                         ARTICLE 7--TERM AND TERMINATION
                         -------------------------------

7.1 TERM. This Agreement shall remain in effect from the Effective Date for a period of two (2) years from the Distribution Date (the "INITIAL TERM") unless terminated earlier pursuant to the terms hereof. Following the Initial Term, this Agreement shall automatically renew for an additional period of one
(1) year ("FIRST RENEWAL TERM") unless Citrix provides written notice of its intent not to renew this Agreement to the V-ONE no later than sixty (60) calendar days prior to the end of the Initial Term. Thereafter, the Agreement will automatically renew for additional one (1) year periods (the "SUBSEQUENT TERM") unless either party delivers written notice of its intent not to renew this Agreement to the other party no later than (60) calendar days prior to the end of the First Renewal Term or then-current Subsequent Term. The Initial Term, the First Renewal Term and the Subsequent Term, if any, shall be collectively referred to as the "TERM". In the event that the RSA license to V-ONE is terminated, the authority of Citrix to distribute and sublicense any version of the Product containing RSA Code shall also terminate.

7.2 EVENTS OF DEFAULT. Each of the following shall constitute an event of default (each, an "EVENT OF DEFAULT"), and the occurrence of one (1) or more of which shall constitute a material breach of this Agreement that shall allow a party, as applicable, to seek the rights and remedies set forth in SECTION 7.3.

         (A) Either party's material breach of any representation or warranty set forth in ARTICLE 6 or failure of either party to perform any other material obligation under this Agreement, provided that such material breach or failure is not cured within thirty (30) calendar days following receipt of written notice of such material breach or failure or such shorter period as may be specified in this Agreement;

         (B) As to a party, the institution of bankruptcy, receivership, insolvency, reorganization or other similar proceedings by or against that party under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar laws or statutes of the United States or any state thereof, if such proceedings have not been dismissed or discharged within thirty (30) calendar days after they are instituted; or the insolvency or making of an assignment for the benefit of creditors or the admittance by that party of any involuntary debts as they mature or the institution of any reorganization arrangement or other readjustment of debt plan of that party not involving the United States Bankruptcy Code; or any corporate action taken by the Board of Directors of that party in furtherance of any of the above actions;

         (C) As to a party, appointment of a receiver for all or substantially all of that party's assets or any corporate action taken by the Board of Directors of that party in furtherance of the foregoing action; and

         (D) Any loss or termination of V-ONE's rights to use the RSA Code or Baltimore Code.

7.3 RIGHTS AND REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default by or with respect to a party, the other party shall be entitled to any of the following remedies, as applicable:

         (A) terminate this Agreement, provided that such party shall not be required to terminate this Agreement; and/or

         (B) subject to the terms of SECTION 7.5, exercise any remedy available to such party at law or in equity.

Upon a termination of this Agreement for any reason End Users shall have a continued right to use the Product except where the End User breaches the terms of the applicable End User Agreement, provided however that: (c) for any Products licensed on a perpetual basis, the End User has paid for the applicable license in full; and (d) for any Products licensed on a rental basis, the End User continues to make payment to Citrix and Citrix continues to pay the applicable Distribution Fee to V-ONE.

7.4 OTHER RIGHTS UPON TERMINATION. Upon termination of this Agreement by any party for any reason: (a) Citrix shall cease using V-ONE's Marks; (b) Citrix shall cease Distribution of the Product and return all Product in their possession to V-ONE; (c) each party shall return the other party's Confidential Information; (d) Citrix shall return all Master CDs in its possession to V-ONE,
(e) V-ONE shall deliver to Citrix all Citrix Proprietary Materials in V-ONE's possession; and (f) in the event termination of this Agreement occurs prior to sixty (60) calendar days following Acceptance, V-ONE shall return all unearned Prepaid Fees to Citrix.

7.5 LIMITATION OF LIABILITY. EXCEPT FOR EITHER PARTY'S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS CONTAINED IN ARTICLE 8 OR ITS INDEMNIFICATION OBLIGATIONS CONTAINED IN ARTICLE 9, EACH PARTY'S TOTAL LIABILITY TO THE OTHER FOR ANY CAUSE OF ACTION, CLAIM OR DAMAGE ARISING OUT OF OR RELATING TO THE CAPABILITIES OF THE PRODUCT OR EITHER PARTY'S PERFORMANCE UNDER THIS AGREEMENT SHALL IN NO EVENT IN THE AGGREGATE EXCEED AN AMOUNT EQUAL TO TWO MILLION AND FIVE HUNDRED THOUSAND DOLLARS ($2,500,000).

NEITHER PARTY (INCLUDING EITHER PARTIES LICENSORS) SHALL BE LIABLE TO THE OTHER OR TO ANY END USER OR OTHER THIRD PARTY FOR INDIRECT, INCIDENTAL, SPECIAL,
EXEMPLARY OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE, WHETHER IN AN ACTION IN CONTRACT, TORT OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                    ARTICLE 8--CONFIDENTIALITY AND OWNERSHIP
                    ----------------------------------------

8.1 CONFIDENTIAL INFORMATION. "CONFIDENTIAL INFORMATION" shall include the following categories of information whether disclosed orally or not marked as confidential: (a) this Agreement; (b) the Product; (c) all financial and operational information, and other matters relating to the operation of the parties' businesses, including information relating to actual or potential customers and customer lists, customer usage or requirements, business and customer usage forecasts and projections, accounting, finance or tax information or pricing information; (d) any information relating to the corporate and/or operational structure of any party; and (e) the Citrix Products, including, without limitation, Citrix application programming interfaces and information related to Citrix's ICA protocol. Confidential Information shall not include any information that is: (f) publicly available or later becomes available other than through a breach of this Agreement; (g) known to the party that has received Confidential Information (the "RECEIVING PARTY") or its employees, agents or representatives prior to such disclosure or is independently developed by the Receiving Party or its employees, agents or representatives subsequent to such disclosure; or (h) subsequently lawfully obtained by the Receiving Party or its employees. The Receiving Party agrees: (i) not to directly or indirectly disclose, copy, distribute, republish or allow any third party to have access to any Confidential Information of the party that has disclosed Confidential Information to the Receiving Party (the "DISCLOSING PARTY"); and (j) to exercise the same degree of care and protection with respect to the Confidential Information of the Disclosing Party that the Receiving Party exercises with respect to its own Confidential Information which in no event shall be less than a reasonable standard of cure. Either party may disclose Confidential

Information: (k) to its employees and authorized agents who have a need to know consistent with the terms of SECTION 8.3; and (l) if so required by law (including court order or subpoena), provided that such disclosure is made in accordance with the terms of SECTION 8.2. Unless otherwise authorized, upon the earlier of termination of this Agreement or request of the Disclosing Party, the Receiving Party shall promptly return the Disclosing Party's Confidential Information.

8.2 NOTIFICATION OBLIGATION. If the Receiving Party becomes aware of any unauthorized use or disclosure of the Confidential Information of the Disclosing Party, the Receiving Party shall promptly and fully notify the Disclosing Party of all facts known to it concerning such unauthorized use or disclosure. In addition, if the Receiving Party or any of its employees or agents are requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Information of the Disclosing Party, the Receiving Party shall not disclose the Confidential Information without providing the Disclosing Party at least twenty-four (24) hours prior written notice of any such request or requirement so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Disclosing Party, the Receiving Party or any of its employees are nonetheless, in the written opinion of the Receiving Party's counsel (a copy of which opinion shall be delivered to the Disclosing Party), legally compelled to disclose Confidential Information to any tribunal or otherwise stand liable for contempt or suffer other censure or penalty, the Receiving Party or its employees may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information that such counsel advises the Receiving Party that it is legally required to disclose. Notwithstanding the foregoing, the Receiving Party shall exercise its best efforts: (a) to preserve the confidentiality of the Confidential Information including, without limitation, by cooperating with the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information by such tribunal; and (b) to take such action as may be required to protect any further disclosure of Confidential Information.

8.3 EMPLOYEE/AGENT ACKNOWLEDGMENT. Neither party shall disclose Confidential Information to any employee, agent or representative of theirs unless and until such employee, agent or representative has been made aware that his or her obligations under this Agreement are subject to confidentiality restrictions and unless such employee, agent or representative is the subject of a written confidentiality or non-disclosure agreement, which provides at least as much protection for the Confidential Information as the terms and conditions contained herein.

8.4 RESIDUALS. The terms of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information. Further, either party shall be free to use for any purpose the Residuals resulting from access to or work with such Confidential Information, provided that such party shall maintain the confidentiality of the Confidential Information as provided therein, except as otherwise explicitly permitted by this Agreement and to the extent that disclosure is inherent from selling, licensing or otherwise disposing of a product using or incorporating such Residuals. The term "RESIDUALS" means information in non-tangible form which may be retained by persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of Residuals or the sale of products using or incorporating Residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents, other than as expressly provided in ARTICLE 2.

8.5 PROPRIETARY RIGHTS. Except for: (a) the Citrix Improvements; (b) any software developed under SECTION 4.1.3 by either party; (c) any software developed under SECTION 2.1.1 by either party (excluding any pre-existing Product software or related V-ONE proprietary information); or (d) any software developed using Citrix's Confidential Information, including, without limitation, Citrix application programming interfaces and information related to Citrix's ICA protocol (collectively, the "CITRIX PROPRIETARY MATERIALS"), all rights in and to the Product and V-ONE Enhancements shall remain in and inure to the benefit of V-ONE or V-ONE's licensors including, without limitation, all copyrights, trademarks, patents, trade secrets and any other proprietary rights. All rights in and to the Citrix Proprietary Materials shall remain in and inure to the benefit of Citrix or Citrix's licensors including, without limitation, all copyrights, trademarks, patents, trade secrets and any other proprietary rights. To the extent, if any, that the ownership and rights in and relating to the Products, V-ONE Enhancements or Citrix Proprietary Materials do not automatically vest in applicable party identified above by virtue of this Agreement, or otherwise, (a) for Products and V-ONE Enhancements, Citrix hereby transfers and assigns to V-ONE all rights, title and interest Citrix may have in and to the Products and V-ONE Enhancements; and (b) for Citrix Proprietary Materials, V-ONE hereby transfers and assigns to Citrix all rights, title and interest V-ONE may have in and to the Citrix Proprietary Materials. The parties shall cooperate as necessary to allocate and assign any and all proprietary rights in and to any software developed in relation to this Agreement consistent with the terms of this Section.

                           ARTICLE 9--INDEMNIFICATION
                           --------------------------

9.1 GENERAL. For third party claims relating to personal injury (including death) and property damage caused by the negligent or intentional acts of a party or its employee or agents, such party ("INDEMNITOR") shall indemnify, defend and hold the other party and its subsidiaries, affiliates, directors, officers, shareholders, employees, representatives, agents, attorneys, successors and assigns (collectively, the "INDEMNIFIED PARTIES") harmless from and against any and all claims, liabilities, obligations, judgments, causes of actions, costs and expenses (including reasonable attorneys' fees). After receiving notice of a claim for which indemnity may be sought, a party receiving the notice shall promptly advise the indemnifying party of any such claim, suit or proceeding. The Indemnitor shall, at its own expense, promptly undertake defense of such claim, suit or proceeding and thereafter maintain such defense provided that the Indemnitor shall have the sole right to control the defense and settlement of any claim. Nothing contained in this Section, however, shall bar a claim for contributory negligence.

9.2      PROPRIETARY RIGHTS INFRINGEMENT INDEMNIFICATION.

         9.2.1 V-ONE INDEMNIFICATION. V-ONE agrees to indemnify, defend and hold Citrix and Citrix's Indemnified Parties harmless from and against any claim, suit or proceeding alleging that the Product constitutes a misappropriation or infringement upon any patent, copyright, trademark, trade secret or other intellectual property right of any third party provided that Citrix, after receiving notice thereof, shall promptly advise V-ONE of any such claim, suit or proceeding and that V-ONE shall have the sole right to control any defense and settlement of such claims. If the Product or any part thereof is held to infringe upon any patent, trademark, copyright, trade secret or other intellectual property right of any third party, V-ONE shall, at its option and sole expense, within thirty (30) calendar days of such injunction or interference, either: (a) procure for Citrix and its End Users, as applicable, the right to continue using such Product free of any liability for infringement or violation; (b) replace or modify such Product in use with Citrix and its End Users with a non-infringing product of equivalent or better functionality; or
(c) in the event V-ONE is unable, after exercising its best efforts to implement one of the options set forth in subsection (a) or (b) above, accept return of the Product at V-ONE's sole cost and expense and refund to Citrix, the amount paid by an End User for the Product.

         9.2.2 CITRIX INDEMNIFICATION. Citrix agrees to indemnify, defend and hold V-ONE and V-ONE's Indemnified Parties harmless from and against any claim, suit or proceeding alleging that the any modification to the Product made by
Citrix constitutes a misappropriation or infringement upon any patent, copyright, trademark, trade secret or other intellectual property right of any third party provided that V-ONE, after receiving notice thereof, shall promptly advise Citrix of any such claim, suit or proceeding and that Citrix shall have the sole right to control any defense and settlement of such claims.

9.3 INDEMNIFICATION RESPONSIBILITIES. A party seeking indemnification pursuant to this Agreement shall give a reasonably detailed written notice with the addition of the relevant pleadings, letters or other documents, to the Indemnitor regarding the assertion of any claim or demand, and the commencement of any action, suit or proceeding in respect of which indemnity may be sought hereunder, and shall provide, in addition to the aforesaid, to the Indemnitor, such information with respect thereto as the Indemnitor may reasonably request. However, no failure to give such notice shall relieve the Indemnitor of any liability hereunder, subject to the applicable law. The Indemnitor shall have the right to undertake the defense if any such claim asserted by a third person, and the Indemnified Parties shall reasonably cooperate in such defense and make available such personnel, records and materials reasonably requested by the Indemnitor in connection therewith at the Indemnitor's expense. The Indemnified Parties shall be entitled to reasonably participate in such defense, but shall not be entitled to indemnification with respect to the costs and expenses of such defense if the Indemnitor shall have assumed the defense of the claim with counsel reasonably satisfactory to the Indemnified Parties. The Indemnitor shall have no right to waive any legal defense to any claim, demand, action, suit or proceeding asserted by a third person without the written consent of the Indemnified Parties.

9.4 FAILURE TO DEFEND. If a party: (a) does not assume the defense of an indemnified claim pursuant to the above Sections hereof; or (b) having so assumed such defense, unreasonably fails to defend against such indemnified claim, the other party may assume the defense of such indemnified claim. In such event, the other party shall be entitled under this Article, as part of its damages, to reimbursement for the costs of such defense.

9.5 SETTLEMENT. The party controlling the defense of an indemnified claim shall have the right to consent to the entry of judgment with respect to, or otherwise settle, such indemnified claim with the prior written consent of the other party, which consent shall not be unreasonably withheld, provided, however, that the Indemnitor may settle any claim without the consent of the Indemnified Parties: (a) if the sole relief awarded is monetary damages; (b) the Indemnitor shall solely bear any amount to be paid or debited in accordance therewith; (c) the settlement fully releases all Indemnified Parties; and (d) the settlement does not include any admission on its or any Indemnified Parties' behalf or otherwise prejudice any of its or their rights. The Indemnitor shall not be liable for any claim settled without its prior written consent, which consent may not be unreasonably withheld.

9.6 PARTICIPATION. Citrix and V-ONE shall cooperate in the defense or prosecution of any indemnified claim. Citrix or V-ONE, as the case may be, shall have the right to participate, at its own expense, in the defense or settlement of any Infringement Claim. If either party has been advised by the written opinion of counsel to the other party that the use of the same counsel to represent both V-ONE and Citrix would present a conflict of interest, then each party may retain its own counsel and such counsel will cooperate in all respects with the defense of such indemnified claim.

                        ARTICLE 10 -- DISPUTE RESOLUTION
                        --------------------------------

10.1 PROJECT MANAGER LEVEL PERFORMANCE REVIEW. Empowered individuals with the necessary authority to settle any active disputes shall meet as often as shall reasonably be required to review the performance of the parties under this Agreement and to resolve any disputes. Written minutes of such meetings shall be kept by V-ONE for review and approval by Citrix. If these representatives are unable to resolve a dispute within ten (10) calendar days after the initial request for a meeting, then the dispute shall be submitted to an executive-level performance review as described in SECTION 10.2.

10.2 EXECUTIVE-LEVEL PERFORMANCE REVIEW. Face-to-face negotiations shall be conducted by senior executive officers of Citrix and V-ONE. If these representatives are unable to resolve the dispute within ten (10) calendar days after the representatives have commenced negotiations, or twenty (20) calendar days have passed since the initial request for negotiations at this level, then the parties may agree in writing to submit the dispute to mediation.

10.3 VOLUNTARY, NON-BINDING MEDIATION. If executive-level performance review is not successful in resolving the dispute, the parties may, but shall not be obligated to, mutually agree in writing to submit the dispute to non-binding mediation. Mediation must occur within five (5) business days after the parties agree to submit the dispute to mediation, and the duration of the mediation shall be limited to one (1) business day. The parties mutually shall select an independent mediator experienced in software development and software distribution disputes, and each shall designate a representative(s) to meet with the mediator in good faith in an effort to resolve the dispute. The specific format for the mediation shall be left to the discretion of the mediator and the designated party representatives and may include the preparation of agreed-upon statements of fact or written statements of position furnished to the other party.

10.4 CONTINUED PERFORMANCE. Except where clearly prevented by the area in dispute, both parties shall continue performing their obligations under this Agreement while the dispute is being resolved under this Article unless and until the dispute is resolved or until this Agreement is terminated as provided herein.

10.5 EQUITABLE RELIEF. Notwithstanding anything contained in this Agreement to the contrary, the parties shall be entitled to seek injunctive or other equitable relief whenever the facts or circumstances would permit a party to seek such equitable relief in a court of competent jurisdiction.

                            ARTICLE 11--MISCELLANEOUS
                            -------------------------

11.1 NOTICES. Any notice required or permitted to be delivered pursuant to this Agreement shall be in writing and shall be deemed delivered: (a) upon delivery if delivered in person; or (b) upon transmission if sent via telecopier, with a confirmation copy sent via reputable international overnight courier, and in each case addressed as follows:

         If to Citrix:

                  Citrix Systems, Inc.
                  6400 N. W. 6th Way
                  Fort Lauderdale, FL  33309
                  Attention: General Counsel
                  Telecopier: 954-267-2862

         If to V-ONE:

                  20250 Century Boulevard
                  Suite 300
                  Germantown, Maryland  20874
                  Attention: CFO
                  Telecopier: 301-515-5281

11.2 NO SOLICITATION. During the Initial Term and the Renewal Term, if any, and for a period of six (6) months after termination or non-renewal and expiration of this Agreement, neither party shall employ or solicit, directly or indirectly, any past or present employee of the other party, which for purposes of this Section shall not include general, broadly disseminated, written solicitations offering employment.

11.3 FORCE MAJEURE. Each party shall be excused from performance under this Agreement and shall have no liability to any other party for any period it is prevented from performing any of its obligations, in whole or in part, as a result of delays caused by the other parties or by an act of God, war, civil disturbance, court order, third party performance or non-performance, or other cause beyond its reasonable control and such non-performance shall not be a default under, or grounds for termination of, this Agreement.

11.4 AGENCY. No party hereto shall make any representations or warranties or incur any liability on behalf of the other. No party is the agent, representative or partner of any other party.

11.5 RELATIONSHIP OF PARTIES. The parties acknowledge that they are independent contractors, and nothing set forth in this Agreement shall be deemed or construed to render the parties as joint venturers, partners or employer and employee. Under no circumstances shall Citrix be considered the employer of any V-ONE personnel, including, without limitation the V-ONE Personnel referenced in
SECTION 4.3, nor shall V-ONE have any right with respect to any employee of Citrix.

11.6 THIRD-PARTY LICENSORS. RSA Data Security, Inc. shall be an express third party beneficiary of this Agreement for the purpose of protecting its proprietary rights in the RSA Code and the other protections expressly provided herein to it as a licensor to V-ONE.

11.7 GOVERNING LAW; EXCLUSIVE JURISDICTION. This Agreement, and all the rights and duties of the parties arising from or relating in any way to the subject matter of this Agreement or the transaction(s) contemplated by it, shall be governed by, construed, and enforced in accordance with the law of the State of Florida (excluding any conflict of laws provisions of the State of Florida which would refer to and apply to substantive laws of another jurisdiction). Any suit or proceeding relating to this Agreement, including arbitration proceedings if agreed to, shall be brought only in Dade County, Florida. EACH PARTY CONSENTS TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF THE COURTS, STATE AND FEDERAL, LOCATED IN DADE COUNTY, FLORIDA.

11.8 SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement.

11.9 WAIVER. No delay or omission by any party to exercise any right occurring upon any non-compliance or default by any other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by any of the parties hereto of any of the covenants, conditions or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any covenant, condition or agreement herein contained.

11.10 EQUITABLE RELIEF. Any breach of a party's obligations under this Agreement with respect to the proprietary rights or Confidential Information of any other party will cause such party irreparable injury for which there are inadequate remedies at law, and, therefore, such party shall be entitled to equitable relief in addition to all other remedies provided by this Agreement or available at law.

11.11 ATTORNEYS' FEES. In the event of an alleged breach of this Agreement, the prevailing party shall be entitled to reimbursement of all of its costs and expenses, including reasonable attorneys' fees, incurred in connection with such dispute, claim or litigation, including any appeal therefrom.

11.12 COUNTERPARTS. This Agreement may be executed in one (1) or more duplicate originals, all of which together shall be deemed one and the same instrument.

11.13 BINDING NATURE AND ASSIGNMENT. Subject to all other provisions herein contained, this Agreement shall be binding on the parties and their successors and permitted assigns. V-ONE shall not assign, delegate, or otherwise transfer, in whole or in part, this Agreement nor any rights hereunder, without the prior written consent of Citrix, which shall not be unreasonably withheld. A transfer shall include, for purposes of this Agreement, any change in the control of V-ONE, by stock acquisition, asset transfer, reorganization or other corporate transaction which results in the change in control of shareholders, directors or management.

11.14    MEDIA RELEASES AND PUBLIC DISCLOSURES OF AGREEMENT.

         11.14.1 PUBLIC DISCLOSURES OF AGREEMENT. Except as may be required by law, neither party shall disclose to any Third Party the terms and conditions of this Agreement without the prior written approval of the other party, which approval may be denied in such party's sole discretion. The parties acknowledge that this Agreement or portions hereof may be required to be disclosed in filings with the United States Securities and Exchange Commission ("SEC"). Having acknowledged the foregoing, the parties shall: (a) prior to filing any document with the SEC, agree upon a redacted version of this Agreement (which in the event of a dispute between the parties shall be the most redacted version of the Agreement) that, if required, may be filed with the SEC; and (b) submit a request to SEC that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the SEC or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

         11.14.2 MEDIA RELEASES. Neither party shall issue any statement, press release, marketing, advertising or other promotional materials arising under or related to this Agreement without the prior written approval of the other party, which approval may be denied in each party's reasonable discretion. Once approved, the press release, marketing, advertising or promotional materials may be used by a party for the original purpose for which it was intended until such approval is withdrawn with reasonable prior notice. Notwithstanding the foregoing, Citrix may issue any statement, press release, marketing, advertising or other promotional materials related to the Products Distributed hereunder in its sole discretion without the prior approval of V-ONE; provided, however, that in the event such materials contain a V-ONE Mark, such Marks shall used in accordance with SECTION 2.2.

11.15 SURVIVAL. Either parties obligations under this Agreement, which by their nature survive termination, including, without limitation, confidentiality and indemnification obligations, shall survive the termination or expiration of this Agreement.

11.16 ENTIRE AGREEMENT; MODIFICATIONS. This Agreement and all Schedules and Exhibits, including any Attachments thereto, are incorporated herein by this reference and are an integral part of this Agreement and shall be read and interpreted together with this Agreement as a single document. References to the "Agreement" shall include all Schedules, Exhibits, Attachments and Addenda. This Agreement, together with all of the Schedules, Exhibits, Attachments and Addenda hereto, sets forth the entire, final and exclusive agreement between the parties relative to the subject matter hereof and supersedes all previous oral and written proposals, negotiations, representations or understandings concerning such subject matter. This Agreement may be modified only pursuant to a writing executed by an authorized representatives of V-ONE and Citrix. The parties expressly disclaim the right to claim the enforceability or effectiveness of any oral modifications to this Agreement or any amendments based on course of dealing, waiver, reliance, estoppel or other similar legal theory.

         IN WITNESS WHEREOF, the parties have caused this Licensing and Distribution Agreement to be executed by their duly authorized representatives as of the date set forth above.

CITRIX SYSTEMS, INC.                      V-ONE CORPORATION


By:/s/ Daniel Roy                         By:/s/ Margaret E. Grayson
   -------------------------------           -----------------------------------

Its: General Counsel                      Its: Chief Financial Officer
    ------------------------------           -----------------------------------

                                  SCHEDULE 1.2
                                  ------------

                                   DEFINITIONS
                                   -----------

"ACCEPTANCE" is defined in SECTION 4.1.4.

"AFFILIATE(S)" means any person, firm, corporation (including, without limitation, service corporation and professional corporation), partnership (including, without limitation, general partnership, limited partnership and limited liability partnership), limited liability company, joint venture, business trust, association or other entity that now or in the future, directly or indirectly controls, is controlled with or by or is under common control with a party. For purposes of the foregoing, "control" shall mean, with respect to:
(a) a corporation, the ownership, directly or indirectly, of more than fifty percent (50%) of the voting power to elect directors thereof or, for purposes of foreign corporations, if less than fifty percent (50%), the amount allowed by applicable law; and (b) any other entity, the power to direct the management of such entity.

"API" means an interface that makes the functionality of the Product available for productive use with another program and/or product, but does not, in and of itself, provide functionality of the Product.

"AGREEMENT" is defined in the first paragraph of this Agreement.

"BALTIMORE" is defined in SECTION 2.1.1.

"BALTIMORE CODE" is defined in SECTION 2.1.1.

"BALTIMORE SEAL" is defined in SCHEDULE 3.2.

"CERTIFICATE OF ORIGINALITY AND COPYRIGHT QUESTIONNAIRE" is defined in SECTION 6.6.

"CHANGE OF CONTROL" means: (a) any transaction or combination of transactions as a result of which either a person, an entity or a group of persons and/or entities that customarily has acted in concert and that presently is in control of V-ONE ceases to be in control of V-ONE; or (b) the sale, exchange or other disposition (including disposition in full or partial dissolution) of the stock of V-ONE or the assets of V-ONE that constitute a substantial or material business segment of V-ONE; or (c) the divestiture, in whole or in part, of the business unit or division of V-ONE that has provided the Products and/or Maintenance Services to Citrix. A Change of Control shall not include any public stock offering.

"CITRIX" means Citrix Systems, Inc., its Affiliates and their permitted successors and assigns.

"CITRIX IMPROVEMENTS" is defined in SCHEDULE 4.1.3.

"CITRIX PRODUCTS" means the Citrix client software in binary format for ICA 3.0 protocol support, as such products may be adapted by V-ONE for use in the Product pursuant to this Agreement, and includes all related Citrix application programming interfaces, Citrix Product Releases, Citrix Version Releases, and Citrix Update Releases provided by Citrix to V-ONE in connection with this Agreement.

"CITRIX PRODUCT RELEASE" means a release of a Citrix Product that is designated by Citrix in its sole discretion as a change in the digit(s) to the left of the decimal point in the Citrix Product version number, ({x}.xx).

"CITRIX PROPRIETARY MATERIALS" is defined in SECTION 8.5.

"CITRIX UPDATE RELEASE" means a release of a Citrix Product that is designated by Citrix in its sole discretion as a change in the hundredths digit in the Citrix Product version number, (x.x{x}).

"CITRIX VERSION RELEASE" means a release of a Citrix Product that is designated by Citrix in its sole discretion as a change in the tenths digit in the Citrix Product version number, (x.{x}x).

"CONFIDENTIAL INFORMATION" is defined in SECTION 8.1.

"DEMONSTRATION COPIES" is defined in SECTION 2.1.3.

"DISABLING CODE" is defined in SECTION 6.3.

"DISCLOSING PARTY" is defined in SECTION 8.1.

"DISTRIBUTE" or "DISTRIBUTION" is defined in SECTION 1.1.

"DISTRIBUTION DATE" is defined in SECTION 5.5.3.

"DISTRIBUTION FEES" is defined in SECTION 5.1.

"DOCUMENTATION" means, collectively: (a) all of the written, printed, electronic or other format materials published or otherwise made available by V-ONE that relate to the functional, operational and/or performance capabilities of the Product; and (b) all user, operator, system administration, technical, support and other manuals and all other written, printed, electronic or other format materials published or otherwise made available by V-ONE that describe the functional, operational and/or performance capabilities of the Product. Documentation shall not include Source Code.

"EFFECTIVE DATE" is defined in the first paragraph of this Agreement.

"END USERS" means a person or entity using the Product for its internal purposes.

"EVENT OF DEFAULT" is defined in SECTION 7.2.

"EXPORT MATERIALS" is defined in SECTION 3.4.

"FIRST RENEWAL TERM" is defined in SECTION 7.1.

"ICA" means the Citrix architecture and proprietary protocols that define communications between server computers and workstations or terminals such that the intelligence and memory resident in the workstation or terminal is efficiently exploited. ICA protocols relate to functions including, but not limited to the following: distributed Windows graphical user interface, full screen text, virtual channels, data packet framing, compression, and encryption.

"INDEMNIFIED PARTIES" is defined in SECTION 9.1.

"INDEMNITOR" is defined in SECTION 9.1.

"INITIAL TERM" is defined in SECTION 7.1.

"LEVEL 1 SUPPORT SERVICES", "LEVEL 2 SUPPORT SERVICES" and "LEVEL 3 SUPPORT AND MAINTENANCE SERVICES" are defined in ATTACHMENT A TO SCHEDULE 4.2.

"LICENSE AGREEMENT" is defined in SECTION 3.1.3.

"LOCKING TECHNOLOGY" technology that "unlocks" or "enables" functionality to make such functionality available for productive use.

"MAINTENANCE FEE" is defined in SECTION 5.2.

"MARKS" is defined in SECTION 2.3.1.

"MASTER CDS" is defined in SECTION 3.2.

"MINIMUM PAYMENTS" is defined in SECTION 5.1(A).

"MINIMUM RENTAL PAYMENTS" is defined in SECTION 5.1(B).

"NEW RELEASES" is defined in SECTION 4.1.5.

"OEMS" shall mean any person or entity that privately labels the Product for distribution.

"PAYMENT DATE" is defined in SECTION 5.5.2.

"PAYMENT PERIOD" is defined in SECTION 5.5.2.

"PREPAID FEES" is defined in SECTION 5.5.1.

"PRODUCT" means the object-code version of V-ONE's SmartGate product (including related Documentation and supporting software), which conforms with the Specifications, and any and all modifications, V-ONE Enhancements and Citrix Improvements thereto.

"QUARTERLY MINIMUM" is defined in SECTION 5.5.3.

"RECEIVING PARTY" is defined in SECTION 8.1.

"RESIDUALS" is defined in SECTION 8.4.

"RSA" is defined in SECTION 2.1.1.

"RSA CODE" is defined in SECTION 2.1.1.

"SEC" is defined in SECTION 11.14.1.

"SEAT" means an instance of the client version of the Product that has been enabled in the Product authentication database.

"SOURCE CODE" means computer software in the form of source statements for the Product including, without limitation, all software in the form of electronic and printed human-readable, mnemonic or English-like program listings, including printed and on-line descriptions of the design of such software including, without limitation, data definition models, indices, structure tables, system flow charts, program flow charts, defined terms, file layouts, program narratives, global documentation (including global variables) and program listings.

"SOURCE CODE ESCROW AGREEMENT" is defined in SECTION 2.1.6.

"SOURCE CODE FRAGMENTS" is defined in SECTION 2.2.1.

"SOURCE MATERIALS" is defined in the Recitals to the Source Code Escrow Agreement attached as EXHIBIT 1.

"SPECIFICATIONS" is defined in SECTION 4.1.1.

"SUBSEQUENT TERM" is defined in SECTION 7.1.

"SUPPORT SERVICES" is defined in SCHEDULE 4.2.

"SUPPORT AND MAINTENANCE SERVICES" is defined in SCHEDULE 4.2.

"TERM" is defined in SECTION 7.1.

"TERRITORY" is defined in SECTION 1.1.

"TEST PRODUCT" is defined in SECTION 4.1.4.

"TRADEMARK USE POLICY" is defined in SECTION 2.3.1.

"UPDATES" means improvements to the Product that do not constitute Upgrades such as bug fixes, patches and process changes.

"UPGRADES" means improvements to the Product that include new features as well as improvements and enhancements to existing features or the Product, which shall include New Releases.

"V-ONE" means V-ONE Corporation, and its permitted successors and assigns.

"V-ONE ENGINEER" collectively, "V-ONE ENGINEERS" is defined in SCHEDULE 4.3.

"V-ONE ENHANCEMENTS" is defined in SECTION 4.1.2.

"V-ONE PERSONNEL" is defined in SECTION 4.3.

"V-ONE PERSONNEL FEE" is defined in SECTION 4.3.

"V-ONE PERSONNEL PAYMENTS" is defined in SECTION 5.4.

"V-ONE PERSONNEL REQUIREMENTS" is defined in SECTION 4.3.